UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement

On June 5, 2006, United Technologies Corporation (“UTC”) entered into an agreement with the U.S. Department of Defense (“DoD”) to pay $283 million in settlement of litigation arising from a longstanding dispute concerning the acceptability of government cost accounting practices for engine parts produced by foreign companies under commercial engine collaboration programs at UTC’s Pratt & Whitney division. The litigation centered on the allocation of overhead costs between commercial and government programs. As previously reported in UTC’s periodic filings with the Securities & Exchange Commission, the litigation was initiated by Pratt & Whitney in 1996 and involved claims for the years 1984 through 2004. The Armed Services Board of Contract Appeals (“ASBCA”) ruled in Pratt & Whitney’s favor in 2001, but the U.S. Court of Appeals for the Federal Circuit reversed in 2003 and remanded the case to the ASBCA to determine the appropriate accounting. The U.S. Supreme Court declined to review that decision. Since January 1, 2005, Pratt & Whitney has used an alternative method of allocating overhead costs, which is based on the value added by Pratt & Whitney in the manufacturing process. This methodology has been approved by the government. UTC’s reserves relating to this litigation matter exceeded the settlement amount by approximately $0.05 per share. UTC anticipates restructuring charges over the course of 2006 to equal or exceed this difference. The DoD is a customer for Pratt & Whitney engines and aftermarket products and services, as well as for products and services at other UTC business units.

This Report on Form 8-K includes a “forward looking statement” concerning anticipated restructuring charges that is subject to risks and uncertainties. No specific plans for these additional restructuring charges have been determined at this time. Actual restructuring activities depend upon the level of acquisition activity and the availability of other restructuring and cost reduction opportunities. For additional information concerning restructuring, see UTC’s SEC filings as submitted from time to time, including but not limited to, the information included in UTC’s 10-K and 10-Q Reports under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Concerning Factors That May Affect Future Results,” as well as the information included in UTC’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: June 9, 2006	By:	/s/ William H. Trachsel
William H. Trachsel
Senior Vice President and General Counsel